UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 8, 2015

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, Maxwell Technologies, Inc. (the “Company”) and Kevin S. Royal, the Senior Vice President and Chief Financial Officer of the Company have agreed that Mr. Royal, following six years of significant contribution to the Company, will step down from his position in 2015. On May 8, 2015, we entered into a Transition Agreement and General Release of All Claims (the “Transition Agreement”) with Mr. Royal pursuant to which his employment will terminate on May 31, 2015. Following this date, we have agreed to continue to pay Mr. Royal his current base salary for a period of nine months in an amount equal to $28,843 per month, which will be paid in accordance with the Company’s normal payroll practices, as well as pay COBRA premiums on Mr. Royal’s behalf in an amount equal to the monthly health premium the Company pays for active employees for up to nine months. In addition, the Transition Agreement provides for the extension of the post-termination exercise period for Mr. Royal’s vested stock options, from 90 days to 12 months following his termination of employment.
The foregoing description of the Transition Agreement and General Release of All Claims is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 to this Form 8-K.
(c) Effective as of May 11, 2015, the Board of Directors of Maxwell Technologies, Inc. (the “Company”) appointed David Lyle, age 51, as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company.
Prior to joining the Company, Mr. Lyle served as the chief financial officer of Entropic Communications, Inc., a provider of semiconductor solutions for home entertainment, from June 2007 to May 2015. From August 2005 to June 2007, Mr. Lyle was the chief financial officer at RF Magic, acquired by Entropic in June 2007. Prior to RF Magic, Mr. Lyle was finance director and controller for the mobile communications business unit at Broadcom Corp., a provider of highly-integrated semiconductor solutions. He joined Broadcom in July 2004 through its acquisition of Zyray Wireless Inc., a WCDMA baseband co-processor company, where he served as chief financial officer beginning in January 2004. Prior to 2004, Mr. Lyle served as chief financial officer at Mobilian Corporation, a wireless data communications semiconductor company, and in various finance roles at Intel Corporation, a semiconductor company. At Intel, Mr. Lyle served in the microprocessor and networking groups and in the strategic investment arm of Intel, now known as Intel Capital.
Mr. Lyle received an undergraduate degree in business from the University of Southern California and an M.B.A. from Arizona State University. In addition, Mr. Lyle holds a Master of International Management (MIM) degree from American Graduate School of International Management (Thunderbird) where he graduated with distinction.
On May 8, 2015, the Company entered into an Employment Agreement with Mr. Lyle (the “Employment Agreement”), a copy of which is filed as Exhibit 10.2 to this Form 8-K. Under the terms of the Employment Agreement, as the Company’s Chief Financial Officer, Mr. Lyle will receive an annual base salary of $375,000 and will be eligible for an incentive bonus targeted at 60% of annual base salary for each fiscal year of the Company.
In accordance with the Employment Agreement, and as an inducement material to his acceptance of employment with the Company, Mr. Lyle will receive certain equity-based awards outside the terms of a stockholder-approved equity plan of the Company as permitted by Nasdaq Listing Rule 5635(c)(4). The awards, which have substantially the same terms and conditions as the corresponding equity awards granted to other executive officers of the Company, are as follows:

•
a number of stock options determined by dividing $105,000 by the grant date fair value per share of our stock, with the options vesting in equal annual installments over four years of continuous employment;

•
a number of restricted stock units (“RSUs”) determined by dividing $305,000 by the average closing sales price of our stock over the 10 consecutive trading days prior to Mr. Lyle’s start date, with the RSUs vesting over four years of continuous employment; and

•
a number of performance restricted stock units (“PRSUs”) determined by dividing $140,000 by the average closing sales price of our stock over the 10 consecutive trading days prior to Mr. Lyle’s start date, with the PRSUs vesting based on the achievement of performance milestones previously established by the Compensation Committee of the Board of Directors for performance-based equity awards granted to the Company's executive officers in 2015.

The Employment Agreement also provides for certain severance benefits. If Mr. Lyle’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 18 months after a change in control, he will receive payment of his base salary, target bonus, and reimbursement of a portion of COBRA health insurance premiums for a period of up to 12 months. If such a termination occurs after the first year of Mr. Lyle’s employment, he will receive pro rata monthly acceleration of his stock options and RSUs. In addition, if Mr. Lyle’s employment is terminated without cause or should Mr. Lyle resign his employment for good reason, either within 30 days prior to a change in control or within 18 months after a change of control, he will receive a lump sum payment equal to his base salary and target bonus, reimbursement of a portion of COBRA health insurance premiums for a period of up to 12 months, and waiver of service vesting conditions and deemed attainment at target of all performance-vested milestones under each outstanding equity award.
The selection of Mr. Lyle to serve as Senior Vice President, Chief Financial Officer, Treasurer and Secretary was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Lyle and any director or other executive officer of the Company and there are no related persons transactions between the Company and Mr. Lyle reportable under Item 404(a) of Regulation S-K.
The Company issued a press release announcing the appointment of Mr. Lyle and the material terms of the inducement grants to Mr. Lyle on May 11, 2015, a copy of which is attached to this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement and General Release of All Claims between Maxwell Technologies, Inc. and Kevin S. Royal dated May 8, 2015
10.2	Employment Agreement between Maxwell Technologies, Inc. and David Lyle dated May 8, 2015
99.1	Press release issued by Maxwell Technologies, Inc. on May 11, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Franz Fink
Franz Fink, Ph.D
President and Chief Executive Officer
Date: May 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement and General Release of All Claims between Maxwell Technologies, Inc. and Kevin S. Royal dated May 8, 2015
10.2	Employment Agreement between Maxwell Technologies, Inc. and David Lyle dated May 8, 2015
99.1	Press release issued by Maxwell Technologies, Inc. on May 11, 2015